EXHIBIT 23.3


                        CONSENT OF BINGHAM MCCUTCHEN LLP

We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-3) and related Prospectus of Commtouch Software Ltd. for the registration of Ordinary Shares on behalf of Selling Shareholders of the Company.


                                            BINGHAM MCCUTCHEN LLP

                                            By: /s/Pamela J. Martinson
                                                ----------------------
                                                Pamela J. Martinson


San Francisco, California

December 29, 2003